Exhibit 4.14

2016 RESTATEMENT

NATIONAL FUEL GAS COMPANY TAX-DEFERRED SAVINGS PLAN

AMENDMENT NO. 10

Under Section 11.1 of the National Fuel Gas Company Tax-Deferred Savings Plan (the “Plan”), National Fuel Gas Company reserved the right to modify or amend the Plan. This Amendment No. 10 of the Plan (the “Amendment”) is adopted to enhance the matching contribution schedule for certain participants. The changes in this Amendment are effective as noted.

This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

The Plan is amended in the following respects:

1.      Effective May 1, 2022, the following shall be substituted as the entirety of Subsection (d) of Section 3.3 (“Matching Contributions”):

(d) For the Participants identified below, match shall be determined as provided below instead of as provided in Subsections 3.3(a), (b) and (c) above:

Table for Determining Matching Contributions For Participants who are

Employees subject to a collective bargaining agreement between the Company and the International Brotherhood of Electrical Workers, Local 2154, 2154-N, 2154-S

Effective May 1, 2021 and Thereafter

Wage Reduction Percentage	Matching Contribution Percentage
2%	1.0%
3%	1.5%
4%	2.0%
5%	2.5%
6%	3.0%
7%-60%*	3.5%

*	Or contributions that equal the dollar amount in effect under Section 402(g) of the Code for the Plan Year.

Table for Determining Matching Contributions For Participants who are

Employees subject to a collective bargaining agreement between the Company and the National Conference of Firemen and Oilers District of 32BJ/SEIU, Chapter 22S

(which is a successor to the International Brotherhood of Firemen and Oilers,

Local 22, intended to be included in this Plan)

Effective January 1, 2022 and Thereafter

Wage Reduction Percentage	Matching Contribution Percentage
2%	1.0%
3%	1.5%
4%	2.0%
5%	2.5%
6%	3.0%
7%-60%*	3.5%

*	Or contributions that equal the dollar amount in effect under Section 402(g) of the Code for the Plan Year.

Table for Determining Matching Contributions For Participants who are Employees

subject to a collective bargaining agreement between the Company and the

International Brotherhood of Electrical Workers, Local 2154P/PN, 2154-PS

Effective May 1, 2022 and Thereafter

Wage Reduction Percentage	Matching Contribution Percentage
2%	1.0%
3%	1.5%
4%	2.0%
5%	2.5%
6%	3.0%
7%-60%*	3.5%

*	Or contributions that equal the dollar amount in effect under Section 402(g) of the Code for the Plan Year.

2.      In all other respects, the Plan remains unchanged.

NATIONAL FUEL GAS COMPANY

/s/ mpw	By:	/s/ S.J. Mugel
	Name:	S.J. Mugel
/s/ ak	Title:	General Counsel & Secretary
	Date:	May 2, 2022